EXHIBIT 10.1

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of October 30, 2006 by and between Merck & Co., Inc., a New Jersey corporation (“Acquiror”), and the undersigned securityholder (“Stockholder”) of Sirna Therapeutics, Inc., a Delaware corporation (“Sirna”).

RECITALS:

A.    Acquiror, Sirna and Merger Sub (as defined below) are concurrently entering into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger (the “Merger”) of Spinnaker Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Acquiror (“Merger Sub”), with and into Sirna, pursuant to which all outstanding capital stock of Sirna will be converted into the right to receive the consideration set forth in the Merger Agreement.

B.    Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding capital stock of Sirna, and such number of shares of capital stock of Sirna issuable upon the exercise of outstanding options and warrants, as set forth on the signature page hereof.

C.    As an inducement and a condition to entering into the Merger Agreement by Acquiror, Acquiror has requested that Stockholder agree, and Stockholder has agreed (in Stockholder’s capacity as such, and not in any other capacity, including as a director or officer of Sirna, as applicable), to enter into this Agreement in order to facilitate the consummation of the Merger.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.    Definitions.  For the purposes of this Agreement, capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

(a)    “Expiration Date” shall mean the earliest to occur of (i) the date and time as the Merger Agreement shall have been validly terminated according to its terms and (ii) the date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

(b)    “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(c)    “Shares” shall mean: (i) all securities of Sirna (including all shares of capital stock of Sirna and all options, warrants and other rights to acquire shares of capital stock of Sirna) owned by Stockholder as of the date of this Agreement, and (ii) all additional securities of Sirna (including all additional shares of capital stock of Sirna and all additional options, warrants and other rights to acquire shares of capital stock of Sirna) which Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

(d)    “Transfer” shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the gift, placement in trust, or other disposition of such security (excluding transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing; provided, however, the exercise of any Warrant shall not be deemed to constitute the Transfer of such Warrant or the underlying Shares.

2.    Restriction on Transfer, Proxies and Non-Interference.  At all times during the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall not, directly or indirectly, (A) cause or permit the Transfer of any of the Shares to be effected or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein, (B) grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into a voting agreement or other similar commitment or arrangement with respect to any of the Shares in contravention of the obligations of Stockholder under this Agreement, (C) request that Sirna register the Transfer in contravention of this Agreement of any certificate or uncertificated interest representing any of the Shares or (D) permit any such Shares to be, or become subject to, any pledges, liens, preemptive rights, security interests, claims, charges or other encumbrances or arrangements (each, an “Encumbrance”).

3.    Agreement to Vote Shares. During the period commencing on the date hereof and continuing until the Expiration Date, at every meeting of stockholders of Sirna called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of Sirna with respect to any of the following, Stockholder shall vote, to the extent not voted by the Person(s) appointed as proxies under Section 4, or shall cause the record holder of any Shares on the applicable record date to appear (in Person or by proxy) and vote the Shares entitled to vote thereon:

(a)    in favor of adoption and approval of the Merger Agreement and the Merger contemplated thereby, including each other action, agreement and transaction contemplated by or in furtherance of the Merger Agreement, the Merger and this Agreement;

(b)    against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement;

(c)    except as otherwise agreed to in writing in advance by Acquiror, against any other action, proposal, transaction or agreement that would compete with or serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger; and

(d)    against any Acquisition Proposal (other than the Acquisition Proposal contemplated by the Merger Agreement).

4.    Irrevocable Proxy. Stockholder hereby irrevocably and unconditionally revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, Stockholder hereby irrevocably and unconditionally grants a proxy appointing Richard Kender and John Mustillo of Acquiror as such Stockholder’s attorneys-in-fact and proxies, with full power of substitution, for and in such Stockholder’s name, to vote, express, consent or dissent, or otherwise to utilize such voting power solely as specifically set forth in Section 3 as to the matters specified in Section 3. The proxy granted by Stockholder pursuant to this Section 4 is coupled with an interest and is irrevocable and is granted in consideration of Acquiror entering into this Agreement and incurring certain related fees and expenses. Notwithstanding the foregoing, the proxy granted by Stockholder shall be revoked upon termination of this Agreement in accordance with its terms. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Section 212(e) of the General Corporation Law of the State of Delaware (the “DGCL”). Acquiror covenants and agrees that Richard Kender and John Mustillo of Acquiror shall attend any stockholder meeting called with respect to the matters in Section 3 either in person or by proxy, and shall vote all the Shares as contemplated by Section 3 at any such meeting, including any adjournment or postponement thereof.

5.    No Solicitations. From the date hereof until the Expiration Date, Stockholder agrees neither Stockholder nor any of its Affiliates (it being agreed that the Company and its Subsidiaries shall not be considered Affiliates of Stockholder for purposes of this Section 5), officers or directors shall, and Stockholder shall not permit the employees, agents or representatives, including any investment banker, attorney, consultant or accountant of the Stockholder or any of its Affiliates on its behalf to, take any action prohibited by Section 7.2 or Section 7.3 of the Merger Agreement (assuming, for purposes of this Section 5, that Stockholder is a “Representative” of the Company as defined in the Merger Agreement).

6.    Alternative Transaction Payment.

(a)    If (i) the Merger Agreement shall have been terminated (A) by Sirna pursuant to Section 9.3(a) thereof or Acquiror pursuant to Section 9.4(a) or (b) thereof or (B) by Sirna or Acquiror pursuant to Section 9.2(a) or 9.2(b) thereof, and, in either case, a proposal for an Alternative Transaction shall have been made public and not been withdrawn prior to the time of the Stockholders’ Meeting (or at any adjournment thereof) and (ii) Sirna enters into a definitive agreement with respect to an Alternative Transaction within twelve (12) months after the termination of the Merger Agreement or an Alternative Transaction is consummated within twelve (12) months after the date of such termination, then Stockholder shall pay to Acquiror, within two business days after receipt, an amount equal to 50% of the Profit (as defined in Section 6(d) below), if any, (x) received by Stockholder or (y) that would have received by Stockholder as a result of Shares held by Stockholder on the date hereof in connection with consummation of such Alternative Transaction. Any payment to Acquiror hereunder shall be made in the same form as the consideration received from such transaction (and, if the consideration so received was in more than one form, then in the same proportion as the forms of consideration so received).

(b)    If Acquiror shall have increased the Merger Consideration to an amount per share greater than $13.00 and the Merger shall have been consummated, then each Stockholder shall pay to Acquiror, within two business days after receipt, an amount equal to 50% of the Profit received by such Stockholder in connection with consummation of the Merger. Any payment to Acquiror hereunder shall be made in the same form as the consideration received from the Merger (and, if the consideration so received was in more than one form, then in the same proportion as the forms of consideration so received).

(c)    Any payment to be made hereunder on account of Profit (i) received in cash, shall be paid by wire transfer of same day funds to an account designated by Acquiror and (ii) received in the form of securities or other property, shall be paid through delivery to Acquiror of the securities or property, suitably endorsed for transfer free and clear of all liens, charges, encumbrances, voting agreements, and commitments of every kind (other than those imposed by, through or under the Alternative Transaction or as required by law).

(d)    (i)    For purposes of this Section 6, “Profit” of a Stockholder in connection with the consummation of an Alternative Transaction (or, in the case of Section 6(b) above, the Merger) shall equal the aggregate consideration that such Stockholder received or would have received as a result of the Shares held by such Stockholder on the date hereof, directly or indirectly, as a result of such consummation, valuing any non-cash consideration (including any residual interest in Sirna or any successor whether represented by shares of Sirna Common Stock or other securities of Sirna or any successor to the extent that Sirna has engaged in a spin-off, recapitalization or similar transaction) at its fair market value as of the date of consummation less the amount of the aggregate consideration Stockholder received or would have received as a result of consummation of the Merger (assuming Merger Consideration equal to $13.00 in cash). Stockholder expressly agrees that Stockholder’s obligations to Acquiror under this Section 6 are personal obligations of Stockholder and that Stockholder’s obligation to pay Profit to Parent under this Section 6 shall not be affected as a result of any Transfer of the Shares following the Expiration Date. Stockholder waives any right to any cross-claim against a future holder of the Shares in response to a claim by Parent for Profit pursuant to this Section 6.

(ii)    The fair market value of any non-cash consideration consisting of (A) securities listed on a national securities exchange or traded on the Nasdaq National Market of The Nasdaq Stock Market, Inc. (“Nasdaq National Market”) shall be equal to the average of the closing price per share of such security as reported on such exchange or Nasdaq National Market for each of the five (5) trading days prior to the date of determination, provided that such securities are not subject by law or agreement with Acquiror to any transfer restrictions and such securities do not represent in the aggregate 10% or more of the outstanding securities of the same class of securities of which such securities are a part; and (B) consideration which is other than cash or securities of the type specified in subclause (A) above shall be the amount a reasonable, willing seller would pay a reasonable, willing buyer, taking into account the nature and terms of such property. In the event of a dispute as to the fair market value of such property, such disputed amounts shall be determined, which determination shall be binding on all parties to this Agreement and shall be made by a nationally recognized independent banking firm mutually agreed upon by the parties, within ten (10) business days of the event requiring selection of such investment banking firm; provided, however, that if Acquiror and the Stockholder are unable to agree within two (2) business days after the date of such event as to the investment banking firm, then Acquiror, on the one hand, and the Stockholder, on the other hand, shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make a determination; provided further, that the fees and expenses of such investment banking firm shall be borne by the Stockholder. The determination of the investment banking firm shall be binding upon the parties hereto.

(iii)    In the event that Sirna shall declare and pay a stock or extraordinary dividend or other distribution, or effect a stock split, reverse stock split, reclassification, reorganization, recapitalization, combination or other like changes with respect to the shares of Sirna Common Stock, the calculations set forth in this Section 6 shall be adjusted to reflect fully such dividend, distribution, stock split, reverse stock split, reclassification, reorganization, recapitalization or combination (including any residual interest in Sirna or any successor whether represented by the shares of Sirna Common Stock or other securities of Sirna or any successor to the extent that Sirna has engaged in a spin-off, recapitalization or similar transaction) and shall be considered in determining the Profit as provided in this Section 6.

7.    Representations and Warranties and Agreements of Stockholder. Stockholder hereby represents and warrants to Acquiror that, as of the date hereof and at all times until the Expiration Date:

(a)    Stockholder is the beneficial owner of all of the Shares set forth on the signature page of this Agreement. Stockholder has sole voting power and sole power of disposition with respect to all of the Shares set forth on the signature page hereof, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement; provided, however, Stockholder is affiliated with a number of funds, entities and individuals that form part of [fund]1 , and one or more of such other related funds, entities or individuals may also be deemed to beneficially own, solely from an economic perspective, a portion or all of such Shares. Stockholder does not beneficially own any securities of Sirna other than the Shares set forth on the signature page of this Agreement, as supplemented from time to time pursuant to Section 11 hereof.

(b)    Stockholder acknowledges and agrees that all Warrants held by it or its Affiliates will, immediately after the Merger (to the extent not exercised prior thereto), only be exercisable for cash as and to the extent provided in such Warrants.

(c)    The Shares are free and clear of any Encumbrances or other encumbrances of any kind or nature.

(d)    Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder’s obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate or breach, and will not give rise to any violation or breach of, Stockholder’s certificate of formation or limited liability company agreement or other organizational documents (if Stockholder is not an individual), or any law, court order, contract, instrument, arrangement or agreement by which such Stockholder is a party or is subject, including, without limitation, any voting agreement or voting trust. This Agreement has been duly and validly

[1]	Include name of applicable fund group.

executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

(e)    The execution and delivery of this Agreement by Stockholder does not, and, to the best of Stockholder’s knowledge, the performance by Stockholder of his, her or its obligations hereunder will not, require Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than required filings under Section 13 of the Exchange Act.

(f)    Each Stockholder will, in its capacity as a beneficial owner of the Shares, (i) use all reasonable efforts to cooperate with Sirna and Acquiror in connection with the Merger, (ii) provide any information reasonably requested by Sirna or Acquiror that Stockholder is legally and contractually permitted to provide for any regulatory application or filing made or approval sought for the Merger and (iii) make all filings required by Stockholder to be made with all third parties and Governmental Entities necessary for the consummation of the transactions contemplated by this Agreement and the Merger Agreement and other documents in connection with the Merger.

8.    Representations and Warranties of Acquiror. Acquiror hereby represents and warrants to the Stockholder that, as of the date hereof, Acquiror has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Acquiror will not violate or breach, and will not give rise to any violation or breach of, its certificate of incorporation or any law, court order, contract, instrument, arrangement or agreement by which such Acquiror is a party or is subject. This Agreement has been duly and validly executed and delivered by Acquiror and constitutes a valid and binding agreement of Acquiror, enforceable against Acquiror in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

9.    Consent. Stockholder consents and authorizes Acquiror and Sirna to publish and disclose in the Proxy Materials (including all documents filed with the SEC in connection therewith) its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

10.    No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Shares.  Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to Stockholder.

11.    Stockholder Notification of Acquisition of Additional Shares.  At all times during the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall promptly notify Acquiror of the number of any additional Shares and the number and type of any other voting securities of Sirna acquired by Stockholder, if any, after the date hereof.

12.    Directors and Officers.  Notwithstanding anything in this Agreement to the contrary, if Stockholder or any affiliate thereof is a director or officer of Sirna, nothing contained in this Agreement shall prohibit such director or officer from (i) acting in his/her capacity as such or from taking such action as a director or officer of Sirna that may be required on the part of such Person as a director or officer of Sirna, including, without limitation, acting in compliance with Sections 7.2 and 7.3 of the Merger Agreement, but only to the extent that Sirna is permitted to take such actions under the aforementioned Sections or (ii) complying with such director or officer’s fiduciary duties under applicable law (in the context of, and in the manner permitted by, Sections 7.2 and 7.3 of the Merger Agreement).

13.    Termination. Except as otherwise provided in this Section 13, this Agreement shall terminate and be of no further force or effect as of the Expiration Date. Notwithstanding anything to the contrary contained herein, the provisions of Section 6 and Section 15 shall survive the expiration or sooner termination of this Agreement.

14.    Appraisal Rights. Stockholder irrevocably waives and agrees not to exercise any rights (including, without limitation, under Section 262 of the DGCL) to demand appraisal of any of the Shares which may arise with respect to the Merger.

15.    Miscellaneous.

(a)    Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b)    Certain Events.  This Agreement and the obligations hereunder shall attach to all of the Shares and shall be binding upon any Person to whom legal or beneficial ownership of any of the Shares shall pass, whether by operation of law or otherwise.

(c)    Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

(d)    Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(e)    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, facsimile or by overnight courier:

If to Aquiror:

Merck & Co., Inc.
One Merck Drive
P.O. Box 100, WS3A-65
Whitehouse Station, NJ 08889-0100
Attention:  Office of the Secretary
Facsimile:  (908) 735-1246

with a copy, which will not constitute notice, to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention:  David N. Shine/Brian T. Mangino
Facsimile:  (212) 859-4000

If to Stockholder, to the address for notice set forth on the signature page hereof.

with a copy, which will not constitute notice, to:

O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
Attention:  Sam Zucker
Facsimile:  (650) 473-2601

or to such other persons or addresses as may be designated in writing by the Person to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile; or on the next business day after deposit with an internationally recognized overnight courier, if sent by such a courier.

(f)    Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable the remaining provisions hereof, shall, subject to the following sentence, remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

(g)    No Waiver.  At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, waive compliance with any of the obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such waiver or failure to insist on strict compliance with an obligation contained herein shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(h)    Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.

(i)    Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek, without the posting of a bond, an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(j)    Counterparts; Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

(k)    Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expense. The Acquiror will not object if Sirna reimburses up to $10,000 of Stockholder’s incurred legal fees and expenses in connection with this Agreement and related matters.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed, or caused this Voting Agreement to be executed by a duly authorized officer, as of the date first written above.

MERCK & CO., INC.	STOCKHOLDER:

By: ______________________________________	By: _________________________________
Signature of Authorized Signatory	Signature
Name: ____________________________________	Name: _______________________________
Title: _____________________________________	Title: ________________________________
________________________________
________________________________
Print Address

Shares beneficially owned:

__________ shares of Sirna Common Stock

__________ shares of Sirna Common Stock issuable upon the exercise of outstanding options, warrants or other rights